As filed with the Securities and Exchange Commission on October 2, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Integrity Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-2925846
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3000 Bayport Drive, Suite 500

Tampa, Florida 33607

(813) 880-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Ritchie

Chief Executive Officer

American Integrity Insurance Group, Inc.

3000 Bayport Drive, Suite 500

Tampa, Florida 33607

(813) 880-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of communications to:

Matthew L. Fry

Haynes and Boone, LLP

2801 N. Harwood Street, Suite 2300

Dallas, Texas 75201

(214) 651-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 2, 2026

PROSPECTUS

American Integrity Insurance Group, Inc.

$150,000,000

Common Stock

Preferred Stock

Warrants

Depositary Shares

Units

Debt Securities

Offered by American Integrity Insurance Group, Inc.

Up to 4,610,180 Shares of Common Stock

Offered by the Selling Stockholder

This prospectus relates to the offer and sale of up to $150,000,000 from time to time, together or separately, in one or more offerings of shares of common stock, par value of $0.001 per share (“common stock”), of American Integrity Insurance Group, Inc. (“American Integrity”, “we”, “us,” “our” or the “Company”), shares of preferred stock, par value $0.001 per share (“preferred stock”), warrants to purchase shares of common stock, preferred stock or any combination thereof (“warrants”), depositary shares (“depositary shares”), units comprised of shares of any of the foregoing securities or any combination thereof (“units”) and debt securities (“debt securities” and, collectively with the common stock, preferred stock, warrants, depositary shares and units, the “Company Securities”), by the Company.

In addition, the selling stockholder identified in this prospectus or any supplement to this prospectus (the “Selling Stockholder”) may offer and sell up to 4,610,180 shares of our common stock (the “Selling Stockholder Shares”), from time to time, in amounts, at prices and on terms that will be determined at the time of any such offering. The Company Securities and the Selling Stockholder Shares are collectively referred to herein as the “Securities”. We are registering the offer and sale of the Selling Stockholder Shares owned by the Selling Stockholder to satisfy registration rights we have granted to the Selling Stockholder pursuant to a registration rights agreement dated as of May 7, 2025 (the “Registration Rights Agreement”).

The Securities to which this prospectus relates may be offered and sold from time to time directly by us or the Selling Stockholder or alternatively through underwriters, broker dealers or agents. We or the Selling Stockholder, as applicable, will determine at what price we or the Selling Stockholder may sell the Securities offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by us or the Selling Stockholder, see the section titled “Plan of Distribution.” No Securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those Securities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AII.” As of October 1, 2026, the closing price of our common stock was $25.84. We will provide information in a prospectus supplement for the trading market, if any, for any preferred stock, warrants, depositary shares, units or debt securities we may offer.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, have elected to avail ourselves of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf registration statement” on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time, together or separately, in one or more offerings, any combination of the Company Securities described in this prospectus up to a total dollar amount of $150,000,000, and the Selling Stockholder named herein may offer and sell from time to time, in one or more offerings, up to 4,610,180 Selling Stockholder Shares as described in this prospectus.

This prospectus provides you with a general description of the Securities we or the Selling Stockholder may offer. Each time we or the Selling Stockholder offer Securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the Company or the persons offering Securities and the terms of the Securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

We have provided you only with the information contained in this prospectus, including the information incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not, and the Selling Stockholder has not, authorized anyone to give you any information other than in this prospectus and the information incorporated by reference herein. Neither we nor the Selling Stockholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder are making an offer to sell securities in any jurisdiction where the offer or sale of securities is not permitted. You should not assume that the information included in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of the Company Securities we are offering for general corporate purposes. We will not receive any proceeds from the offer or sale of the Selling Stockholder Shares by the Selling Stockholder pursuant to this prospectus. See the section titled “Selling Stockholder” for a more detailed discussion about the Selling Stockholder.

You should carefully read the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information about us and our consolidated financial statements.

When used in this prospectus, any prospectus supplement or any pricing supplement, the terms “American Integrity,” the “Company,” “we,” “our” and “us” refer to American Integrity Insurance Group, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference in this prospectus contain statements that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact in this prospectus and the documents that we incorporate by reference into this prospectus may be forward-looking statements. Forward-looking statements contained in this prospectus and the documents that we incorporate by reference into this prospectus include, but are not limited to, statements regarding: our outlook; our business strategy; writing new business and retaining existing policies; new insurance products; availability of reinsurance coverage; expectations regarding future growth; future Citizens Property Insurance Corporation (“Citizens”) take-out opportunities; anticipated future operating results and operating expenses, cash flows, capital resources and liquidity; reserves for losses and loss adjustment expenses; geographic expansion; reduction of our quota share and its impact on our results; competition; future regulatory, judicial and legislative changes; forecasts of future revenues and appropriately planning our expenses; and our plans regarding our capital expenditures and investment portfolios. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “targets,” “will,” “would” or the negative of these terms or other similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the potential that we may face significant losses due to being a property and casualty insurer and our exposure to catastrophic events and severe weather conditions;

•	our loss reserves are estimates and may be inadequate to cover our actual liability for losses, and actual claims incurred have exceeded, and in the future may exceed, reserves established for claims;

•	the dependence of our financial results on the regulatory, legal, economic and weather conditions in Florida due to the fact that we conduct the vast majority of our business in Florida;

•	changing climate conditions may increase the severity and frequency of catastrophic events and severe weather conditions;

•	the severity and frequency of catastrophe events of which are unpredictable;

•	dependence upon the effectiveness of exclusions and other loss limitation methods in the insurance policies we assume or write;

•	reliance upon third-party distribution partners, including independent insurance agents, homebuilder-affiliated agents and national insurance carriers;

•	our ability to pursue Citizens’ take-out opportunities;

•	cyclical changes in the insurance industry;

•	our ability to obtain reinsurance coverage at commercially reasonable rates, or at all;

•	credit risk of our reinsurers who may suffer a downgrade;

•	the inherent uncertainty of models and our reliance on such models as a tool to evaluate risk, and the dependence of our results upon our ability to accurately price the risks we underwrite;

•	the possibility that our information technology systems may fail or be disrupted;

•	our ability to expand our business and the possible need to acquire additional capital in the future to fund such expansion;

•

the ability of our claims department, or the third-party claims adjusters whom we may engage, to effectively manage or remediate claims as well as unanticipated increases in the severity or frequency of claims;

•	the possibility that actual renewals of our existing policies will not meet expectations;

•	increased competition and market conditions, including changes in our financial stability and credit ratings;

•

the extensive regulatory environment in which we operate that requires approval of rate increases, can mandate rate decreases, and that can dictate underwriting practices and mandate participation in loss sharing arrangements, and other potential further restrictive regulation we may face;

•	mandatory assessments or competition from government entities may create short-term liabilities or affect our ability to underwrite more policies; and

•

other factors described in the “Risk Factors” section of this prospectus or any applicable prospectus supplement and in the annual, quarterly and other reports we file from time to time with the SEC that are incorporated by reference herein.

We caution you that the foregoing list may not contain all of the risk factors that may impact the forward-looking statements made in this prospectus or any applicable prospectus supplement and the documents incorporated herein. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. You should not place undue reliance on our forward-looking statements.

The forward-looking statements made, or incorporated by reference, in this prospectus or any applicable prospectus supplement relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus or any applicable prospectus supplement to reflect events or circumstances after the date of this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein, or to reflect new information or the occurrence of unanticipated events, except as required by law.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read this prospectus, the information incorporated by reference herein and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our consolidated financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See the information set forth under the section “Cautionary Statement Regarding Forward-Looking Statements.” In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” the “Company” and “American Integrity” refer to American Integrity Insurance Group, Inc. and its consolidated subsidiaries.

Overview

We are an insurance group headquartered in Tampa, Florida. Through our insurance carrier subsidiary, American Integrity Insurance Company, we provide personal residential property insurance for single-family homeowners and condominium owners, as well as coverage for vacant dwellings and investment properties, predominantly in Florida. Florida represented 92.0% of our policies in-force as of June 30, 2026. As of June 30, 2026, 73.2% of our in-force premium was in the insurance market in which we underwrite and sell policies to policyholders where we choose to offer coverage without the assistance of residual market mechanisms (the “Voluntary Market”). Moreover, 93.7% of our Voluntary Market in-force premium was in our core Florida market and 6.3% was collectively in South Carolina, Georgia, and North Carolina, where we have strategically expanded to support and enhance our relationships with our builder agency network. We strive to generate consistent underwriting profits, exclusive of investment income or gains and losses from the sale of invested assets. Our goal is to achieve profitability across economic and insurance cycles by maintaining a conservative financial position, increasing premiums written and risk exposure when we believe market conditions are favorable, and reducing risk exposure during periods when we believe market conditions are unfavorable and earning profits is more challenging.

American Integrity Insurance Group, Inc., a Delaware corporation, was formed on January 15, 2025. American Integrity Insurance Group, LLC, a Texas limited liability company (“AIIG”), was formed in 2006. On May 7, 2025, the holders of all of the outstanding equity of AIIG contributed all of their equity interests in AIIG to the Company in exchange for 12,904,495 shares of the Company’s common stock, immediately prior to the Company’s initial public offering (the “IPO”).

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, unlike public companies that are not emerging growth companies under the JOBS Act, we will not be required to:

•

provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•	provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations;

•

comply with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the consolidated financial statements of the issuer;

•

provide certain disclosures regarding executive compensation required of larger public companies or hold stockholder advisory votes on executive compensation required by the Dodd-Frank Wall Street Reform and Consumer Protection Act; or

•	obtain stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for adopting new or revised financial accounting standards. We will take advantage of all of the reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act until we are no longer an emerging growth company. Our election to use the phase-in periods permitted by this election may make it difficult to compare our consolidated financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the longer phase-in periods under Section 107 of the JOBS Act and who will comply with new or revised financial accounting standards. If we were to subsequently elect instead to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

We will cease to be an emerging growth company upon the earliest of: (i) the last day of the fiscal year in which we have $1.235 billion or more in annual revenues; (ii) the date on which we become a “large accelerated filer” (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700 million or more as of June 30); (iii) the date on which we issue more than $1.0 billion of non-convertible debt securities over a three-year period; or (iv) the last day of the fiscal year following the fifth anniversary of our IPO.

We are also a “smaller reporting company” as defined under the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that (i) our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or (ii) (a) our annual revenues are $100 million or more for the most recently completed fiscal year and (b) our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Corporate Information

Our principal executive offices are located at 3000 Bayport Drive, Suite 500, Tampa, FL 33607, and our telephone number at that address is (813) 880-7000. Our website is available at www.aii.com. We make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

The Securities the Company May Offer

We may offer up to $150,000,000 of common stock, preferred stock, warrants, depositary shares, units and/or debt securities in one or more offerings and in any combination. This prospectus provides you with a general description of the Company Securities we may offer. A prospectus supplement, which we will provide each time we offer Company Securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and non-assessable upon issuance. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our Board of Directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory, at the option of the holder, or both and would be at prescribed conversion rates. If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Depositary Shares

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock. The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

In this prospectus, we have summarized certain general features of the depositary shares. We urge you, however, to read the applicable prospectus supplement related to the depositary shares being offered, as well as the deposit agreement that contains the terms of the depositary shares. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of deposit agreement and depositary receipt containing the terms of the depositary shares we are offering before the issuance of the depositary shares.

Units

We may issue units consisting of common stock, preferred stock, warrants and/or depositary shares for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

Debt Securities

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other Securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. The debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities. The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement related to the debt securities being offered, as well as the indenture that contains the terms of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the indenture and any supplemental agreements that describe the terms of the series of debt securities we are offering before the issuance of the debt securities.

The Selling Stockholder Shares the Selling Stockholder May Offer

The Selling Stockholder named in this prospectus may resell up to 4,610,180 Selling Stockholder Shares covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 7 of this prospectus for additional information on the methods of sale that may be used by the Selling Stockholder.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q or in other documents that are filed with the SEC after the date hereof, which are incorporated herein by reference as described in this prospectus under the headings “Incorporation of Documents by Reference” and “Where You Can Find More Information” and the risk factors and other information contained in the applicable prospectus supplement. The risks and uncertainties we have described in such documents are not the only risks that we face.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of Company Securities for general corporate purposes. Any specific allocation of the net proceeds of an offering of Company Securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus. Net proceeds may be temporarily invested prior to use.

The Selling Stockholder may offer and sell up to an aggregate of 4,610,180 Selling Stockholder Shares under this prospectus. See the section titled, “Selling Stockholder.” We will not receive any proceeds from the sales of Selling Stockholder Shares sold by the Selling Stockholder. Pursuant to the Registration Rights Agreement, we will bear the costs associated with the sale of any Selling Stockholder Shares under this prospectus by the Selling Stockholder, other than underwriting discounts and commissions and transfer taxes.

PLAN OF DISTRIBUTION

We and/or the Selling Stockholder may use this prospectus and any accompanying prospectus supplement to sell our Securities from time to time in one or more transactions, including, without limitation:

•	directly to one or more purchasers;

•	through agents;

•	in “at the market offerings” to or through a market maker or into an existing trading market, securities exchange or otherwise;

•	to or through underwriters, brokers or dealers; or

•	through a combination of these methods or any other method permitted by applicable law.

The manner in which we and/or the Selling Stockholder may sell some or all of the Securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	privately negotiated transactions; or

•	any other method permitted pursuant to applicable law.

In addition, we and/or the Selling Stockholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us and/or the Selling Stockholder or others to settle such sales and may use securities received from us and/or the Selling Stockholder to close out any related short positions. We and/or the Selling Stockholder may also loan or pledge Securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned Securities or, in an event of default in the case of a pledge, sell the pledged Securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

A prospectus supplement with respect to each class and/or series of Securities will state the terms of the offering of the Securities, including:

•	the name or names of any underwriters or agents and the amounts of Securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the Securities and the net proceeds to be received by us and/or the Selling Stockholder from the sale;

•	any delayed delivery arrangements;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the Securities may be listed.

The offer and sale of the Securities described in this prospectus by us, the Selling Stockholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered Securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the Selling Stockholder and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered Securities for their own account. The underwriters may resell the offered Securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices, which may vary and will be determined at the time of the sale. We and/or the Selling Stockholder may offer the Securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or other offering materials, as the case may be.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered Securities will be subject to certain conditions contained in an underwriting agreement that we and/or the Selling Stockholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the Securities of the series offered if any of the Securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We and/or the Selling Stockholder may designate agents to sell the offered Securities. Unless the applicable prospectus supplement states otherwise, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or the Selling Stockholder may also sell the offered Securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the Selling Stockholder. These firms will remarket the offered Securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered Securities. A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or the Selling Stockholder and its compensation.

In connection with offerings made through underwriters or agents, we and/or the Selling Stockholder may enter into agreements with such underwriters or agents pursuant to which we and/or the Selling Stockholder receive our and/or their outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell Securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us and/or the Selling Stockholder under these arrangements to close out any related open borrowings of securities.

Dealers

We and/or the Selling Stockholder may sell the offered Securities to dealers as principals. The dealer may then resell such Securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us and/or the Selling Stockholder at the time of resale.

Direct Sales

We and/or the Selling Stockholder may choose to sell the offered Securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We and/or the Selling Stockholder may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered Securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We and/or the Selling Stockholder will enter into such delayed contracts only with institutional purchasers that we and/or the Selling Stockholder approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We and/or the Selling Stockholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us and/or the Selling Stockholder in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered Securities, other than our common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us and/or the Selling Stockholder that it intends to make a market in the offered Securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, an active trading market may not develop for the offered Securities. We have no current plans for listing the preferred stock or debt securities on any securities exchange or quotation system; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our capital stock. It does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our Amended and Restated Bylaws (our “Bylaws”), each of which is incorporated by reference into the registration statement of which this prospectus forms a part. The Delaware General Corporation Law, as amended (the “DGCL”), may also affect the terms of these securities.

Authorized Capital Stock

The Company’s authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Common Stock Outstanding. As of October 1, 2026 we had issued and outstanding 19,595,167 shares of common stock. All outstanding shares of our common stock are duly authorized, fully paid and nonassessable.

Voting Rights. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by our stockholders generally. The holders of our common stock do not have cumulative voting rights in the election of directors.

Dividends. Holders of shares of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock and applicable law.

Liquidation. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

Other Rights and Preferences. Our common stock is not subject to further calls or assessments by us. Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights powers, preferences and privileges of our common stock will be subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.

Listing. Our common stock is listed on the NYSE under the symbol “AII.”

Transfer Agent and Registrar. The transfer agent for our common stock is Odyssey Transfer and Trust Company.

Preferred Stock

Our Certificate of Incorporation authorizes our Board of Directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or any applicable stock exchange rules, the authorized shares of preferred stock are available for issuance without further action by the holders of our common stock. As of October 1, 2026, there were no shares of preferred stock issued and outstanding.

Our Board of Directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption or repurchase rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law

Our Certificate of Incorporation and Bylaws contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions and certain provisions of the DGCL, may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of the NYSE, which would apply so long as our common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power of our capital stock or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our Board of Directors may generally issue shares of one or more series of preferred stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock is available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Classified Board of Directors

Our Certificate of Incorporation provides that our Board of Directors shall be divided into three classes as nearly equal in size as practicable, designated Class I, Class II and Class III, until the annual meeting of stockholders to be held in 2029, at which time, a phase-in of a declassified Board of Directors will begin. The term of office for the Class II directors will expire at the annual meeting of stockholders to be held in 2027, the term of office for Class III directors will expire at the annual meeting of stockholders to be held in 2028 and the term of office for the Class I directors will expire at the annual meeting of stockholders to be held in 2029. Commencing with the annual meeting of stockholders to be held in 2029, directors succeeding those whose terms are then expired shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election. The classification of the Board of Directors shall fully terminate by the annual meeting of stockholders to be held in 2031 (the “Sunset Date”), and all directors will be of one class and elected at each annual meeting of stockholders. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as the Board of Directors may determine in its discretion. No decrease in the number of directors shall shorten the term of any incumbent director. The effect of our classified Board of Directors may discourage takeover attempts, because only up to one-third of our directors may be elected at each annual meeting of stockholders until the declassification of our Board of Directors begins.

Removal of Directors; Vacancies and Newly Created Directorships

Under the DGCL, unless otherwise provided in our Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our Certificate of Incorporation provides that directors may be removed with cause only upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. After the full declassification of our Board of Directors by the Sunset Date, directors may be removed with or without cause in accordance with Section 141(k) of the DGCL. In addition, our Certificate of Incorporation also provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any vacancies on our Board of Directors, and any newly created directorships, will be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Section 203 of the DGCL

We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers, but our Certificate of Incorporation provides that engaging in any of a broad range of business combinations with any “interested” stockholder (generally defined as any stockholder with 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such stockholder) for a period of three years following the time on which the stockholder became an “interested” stockholder is prohibited (except with respect to Sowell Investments Holding Co., LLC (“Sowell & Co.”) and any of its respective affiliates and any of their respective direct or indirect transferees of shares of common stock).

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting.

Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors are able to elect all our directors up for election at such annual meeting of stockholders.

Special Stockholder Meetings

Our Certificate of Incorporation provides that special meetings of our stockholders may be called at any time only by the affirmative vote of a majority of the Board of Directors or the Chairman of the Board of Directors. Stockholders do not have the power to call a special meeting. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Advance Notice of Director Nominations and Stockholder Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Bylaws allow the Board of Directors to adopt rules and regulations for the conduct of meetings and the chairman of the meeting to regulate the conduct of any such meeting, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

No Stockholder Action by Written Consent

Pursuant to our Certificate of Incorporation, stockholders may not act by written consent in lieu of a meeting.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of our Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our Certificate of Incorporation provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action, suit or proceeding brought on behalf of our Company, (ii) action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Company to the Company or to the Company’s stockholders, (iii) action, suit or proceeding arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or (iv) action, suit or proceeding asserting a claim against our Company governed by the internal affairs doctrine. Notwithstanding the foregoing sentence, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under U.S. federal securities laws, including the Securities Act, and the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our Company shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. However, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is uncertain whether a court would find these types of provisions in our Certificate of Incorporation to be enforceable. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our directors or stockholders who are not employed by the Company or its subsidiaries (each, an “Exempt Person”). Our Certificate of Incorporation provides that, to the fullest extent permitted by law, no Exempt Person has any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Company or its subsidiaries from time to time is engaged or proposes to engage or (ii) otherwise competing, directly or indirectly, with the Company or any of its subsidiaries. Our Certificate of Incorporation provides that if any Exempt Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such Exempt Person or any of his or her respective affiliates, on the one hand, and for the Company or its subsidiaries, on the other hand, such Exempt Person shall have no duty to communicate or offer such transaction or business opportunity to the Company or its subsidiaries, and such Exempt Person or any of his or her respective affiliates may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other person. Our Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a director, executive officer or employee of the Company or its subsidiaries, solely in his or her capacity as a director, executive officer or employee of the Company or its subsidiaries. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our Certificate of Incorporation, we have sufficient financial resources to undertake the opportunity, we have an interest or expectancy in such transaction or opportunity, and the opportunity would be in the same or similar line of business in which we are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that states that the Company is authorized to indemnify, and to advance expenses to, each current or former director, officer, employee or agent of the Company to the fullest extent permitted by Section 145 of the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director, officer, employee or agent for breach of fiduciary duty as directors or officers, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the directors’ or officers’ duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director derived an improper personal benefit.

Our Bylaws generally provide that we must defend, indemnify and advance expenses to our directors or officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors or officers for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We have entered into indemnification agreements with our directors and our executive officers, pursuant to which we have agreed to indemnify such persons against any liability, damage, cost or expense incurred in connection with the defense of any action, suit or proceeding to which such persons are a party to the extent permitted by applicable law, subject to certain exceptions.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock or any combination thereof. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

•	the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

•	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

•	the United States federal income tax consequences applicable to the warrants;

•	the amount of the warrants outstanding as of the most recent practicable date; and

•	any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus as set forth in the applicable agreement.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the following Company Securities: common stock, preferred stock, warrants, depositary shares or any combination thereof. We may evidence each series of units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent Company Securities comprising the units will be separately transferable;

•	if appropriate, a discussion of material United States federal income tax considerations; and

•	any other terms of the units and their constituent Company Securities.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our unsecured obligations and may be issued in one or more series. If so indicated in the applicable prospectus supplement, we may issue debt securities that are secured by specified collateral.

Because American Integrity is a holding company, its rights and the rights of its creditors, including you, as a holder of debt securities, and stockholders to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that American Integrity is a creditor of the subsidiary. The rights of American Integrity’s creditors, including you, to participate in the distribution of stock owned by American Integrity in some of its subsidiaries, including its insurance subsidiary, may also be subject to approval by insurance regulatory authorities having jurisdiction over these subsidiaries.

The debt securities will be issued under an indenture between us and the trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939, as in effect on the date of the indenture (the “Trust Indenture Act”). Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “American Integrity,” “we,” “our” or “us” refer to American Integrity Insurance Group, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in a resolution of our Board of Directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We will be permitted to issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue discount debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the subheading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities” below.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our assets to any person (a “successor person”) unless:

•

we are the surviving entity or the successor person (if other than American Integrity) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we receive (with concurrent notice to the trustee) written notice of such default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of American Integrity; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such Event of Default;

•	such holders have offered indemnity or security, satisfactory to the trustee, to the trustee to institute the proceeding as trustee;

•	the trustee has failed to institute the proceeding within 60 days of such notice, request or offer; and

•

during such 60-day period, the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

These conditions include:

•

depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Global Securities

Book-Entry, Delivery and Form. Unless we indicate otherwise in the applicable prospectus supplement, debt securities of each series will be issued in the form of one or more global securities registered in the name of The Depository Trust Company, New York, New York (“DTC”), or its nominee, Cede & Co. Unless and until exchanged for individual certificates under the limited circumstances described below, a global security may not be transferred except as a whole by DTC to its nominee, by the nominee to DTC, or by DTC or its nominee to a successor depositary or a nominee of a successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC and facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Beneficial interests in global securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. Except in the limited circumstances described below, beneficial owners of global securities will not be entitled to have debt securities registered in their names, will not receive physical delivery of certificates, and will not be considered holders of debt securities under the indenture. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the debt securities and the indenture. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

So long as DTC or its nominee is the registered holder of a global security, payments of principal of, premium, if any, and interest on the global securities will be made to DTC by wire transfer of immediately available funds. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings as shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held in “street name,” and will be the responsibility of those participants and not of DTC, the trustee, or us.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be; or

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities;

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs, based upon directions received by the depositary from its participants.

Euroclear and Clearstream. If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), each of which will hold such interests through its U.S. depositary on the books of DTC. The applicable prospectus supplement will describe the specific procedures for holding interests through, and effecting transfers and receiving payments within, those systems.

Other. The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

SELLING STOCKHOLDER

Unless the context otherwise requires, as used in this prospectus, the term “Selling Stockholder” includes the Selling Stockholder listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the Selling Stockholder as a gift, pledge or other non-sale related transfer.

Information about the Selling Stockholder, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

This prospectus covers the offering for resale of up to an aggregate of 4,610,180 Selling Stockholder Shares. We are registering shares of common stock in order to permit the Selling Stockholder to offer the Selling Stockholder Shares for resale from time to time. The Selling Stockholder may also sell, transfer or otherwise dispose of all or a portion of its shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Relationships with the Selling Stockholder

Private Placement, IPO and Registration Rights

In 2006 and 2007, Sowell & Co. capitalized the Company with an aggregate of $10.3 million in equity investments. Sowell & Co. is a family office founded in 1972 by James E. Sowell to pursue real estate, oil and gas, and private equity investments. The firm invests the capital of its principals and does not have a drawdown fund structure with a finite life, enabling it to have a longer-term investment horizon and aligning its interests with those of management.

AIIG entered into a management services agreement with Sowell & Co., pursuant to which Sowell & Co. agreed to provide personnel to manage and conduct certain operational, technical and administrative services (the “Sowell MSA”). The management fee was approximately $796,875 a year and was paid monthly. As described below, the Company terminated the Sowell MSA upon consummation of the IPO in May 2025 in exchange for a payment of $3,000,000.

On May 9, 2025, we consummated our IPO and received net proceeds of $82 million, after (i) deducting underwriting discounts and commissions totaling $7.0 million as well as $4.2 million of other expenses related to the offering, (ii) using approximately $3.8 million of the proceeds from the offering to satisfy the net issuance of 427,333 shares of common stock in connection with the grants of shares of restricted stock to certain employees and consultants of the Company in connection with the IPO and (iii) using $3.0 million of the proceeds of IPO to terminate the Sowell MSA.

In connection with the IPO, Sowell & Co. and certain non-management members of the Company granted the underwriters the option, for a period of 30 days, to purchase up to 1,031,250 additional shares of common stock at the initial public offering price less the underwriting discount and commissions. The underwriters exercised the option and Sowell & Co. sold 524,070 shares of common stock to the underwriters pursuant to such option.

We entered into a Registration Rights Agreement with Sowell & Co. in connection with the IPO. The Registration Rights Agreement provides Sowell & Co. with certain “demand” registration rights whereby, Sowell & Co. can require the Company to register under the Securities Act the offer and sale of shares of common stock. The Registration Rights Agreement also provides for customary “piggyback” registration rights for Sowell & Co.

In November 2025, Sowell & Co. exercised its rights in accordance with the terms of the Registration Rights Agreement to demand registration of 2,727,622 shares of common stock offered by Sowell & Co. in an underwritten secondary public offering, all of which were sold in the offering.

We are registering the Selling Stockholder Shares on the registration statement of which this prospectus forms a part in satisfaction of our contractual obligations pursuant to the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 4.1 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Information About the Selling Stockholder

The table below lists the Selling Stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholder. The second column (titled “Number of Shares of Common Stock Owned Prior to Offering”) lists the number of shares of common stock beneficially owned by the Selling Stockholder, based on its ownership of shares of common stock as of October 1, 2026. The third column (titled “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus”) lists the number of shares of common stock being offered by this prospectus by the Selling Stockholder. The fourth and fifth columns (titled “Number of Shares of Common Stock Owned After Offering” and “Percentage of Common Stock Owned After Offering”) assume the sale of all of the Selling Stockholder Shares offered by the Selling Stockholder pursuant to this prospectus.

The registration for resale of the Selling Stockholder Shares does not necessarily mean that the Selling Stockholder will sell all or any of these shares. See “Plan of Distribution.” In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below. Any changed or new information given to us by the Selling Stockholder will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering
Sowell Investments Holding Co., LLC(2)	4,610,180	4,610,180	0	0%

(1)

This table and the information in the note below are based upon information supplied by the Selling Stockholder and upon 19,595,167 shares of common stock issued and outstanding as of October 1, 2026. Except as expressly noted in the footnote below, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2)

James E. Sowell is the sole manager of Sowell & Co. and may be deemed to beneficially own the shares of common stock held by Sowell & Co. The business address for Sowell & Co. is 1601 Elm Street, Ste. 3500, Dallas, TX 75201. Sowell & Co. is the Selling Stockholder in this offering.

LEGAL MATTERS

Haynes and Boone, LLP, Dallas, Texas, will pass upon certain legal matters relating to the issuance and sale of the Securities offered hereby. Additional legal matters may be passed upon for us, the Selling Stockholder or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of American Integrity Insurance Group, Inc. (the “Company”) as of December 31, 2025 and 2024, and for the years then ended, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report thereon, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.aii.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these Securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the Securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents that we file with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference into this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC (other than information “furnished” rather than “filed”):

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026;

•

the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2026;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and for the quarter ended June 30, 2026, filed with the SEC on August 13, 2026;

•	our Current Reports on Form 8-K filed with the SEC on February 24, 2026, March 3, 2026, April 6, 2026, and June 12, 2026; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 7, 2025, and as set forth by the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K, filed with the SEC on February 27, 2026, including any amendments or reports that we may file for the purpose of updating the description of our common stock.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the registration statement (excluding, in each case, any information deemed furnished rather than filed), shall be deemed to be incorporated by reference in this prospectus until the termination of each offering under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus (excluding exhibits, unless the exhibits are specifically incorporated). You may request a copy of this prospectus or any of the incorporated documents at no charge to you by calling us at (813) 880-7000 or by writing to us at American Integrity Insurance Group, Inc., Attention: Corporate Secretary, 3000 Bayport Drive, Suite 500, Tampa, Florida 33607. Our incorporated reports and other documents may also be accessed at our website, www.aii.com, or on the SEC’s website, www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from the information contained in this prospectus. This prospectus speaks only as of its date unless the information specifically indicates that another date applies. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

American Integrity Insurance Group, Inc.

$150,000,000

Common Stock

Preferred Stock

Warrants

Depositary Shares

Units

Debt Securities

Offered by American Integrity Insurance Group, Inc.

and

Up to 4,610,180 Shares of Common Stock

Offered by the Selling Stockholder

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commissions, if any, incurred in connection with the sale of the offered securities. The expenses relating to the registration of the securities will be borne by us.

Amount to be Paid
SEC registration fee	$22,984.89
Stock exchange supplemental listing fees and expenses		*
Printing fees and expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*
Trustee fees and expenses		*

Total

*

Estimated expenses are not presently known. An estimate of the aggregate expenses in connection with the sale and distribution of the Securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The Company is incorporated under the DGCL. Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Our Certificate of Incorporation contains indemnification rights for the directors and officers. Specifically, the Certificate of Incorporation provides that our directors and officers are not liable to the Company or its stockholders for monetary damages to the fullest extent permitted by the DGCL. Any amendment to, or repeal of, these provisions in the Certificate of Incorporation will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director or officer of the Company, will be limited to the fullest extent permitted by the amended DGCL. The Certificate of Incorporation and Bylaws provide that the Company will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

We have obtained and maintain directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities. In addition, we have entered into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL and will enter into indemnification agreements with any future directors and officers. The indemnification agreements require us, among other things, to cover such persons’ expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are included or incorporated by reference in this registration statement:

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of American Integrity Insurance Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 9, 2025).

3.2	Amended and Restated Bylaws of American Integrity Insurance Group, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 9, 2025).

4.1	Registration Rights Agreement, dated May 7, 2025, by and among the Company, Sowell Investments Holding Co., LLC and Robert Ritchie (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on June 10, 2025).

4.2**	Form of Specimen Certificate Representing Preferred Stock.

4.3*	Form of Indenture.

4.4**	Form of Debt Security.

4.5**	Form of Warrant.

4.6**	Form of Warrant Agreement.

4.7**	Form of Deposit Agreement.

4.8**	Form of Depositary Receipt.

5.1*	Opinion of Haynes and Boone, LLP.

23.1*	Consent of Forvis Mazars, LLP.

23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this registration statement).

25.1***	Form T-1 Statement of Eligibility of Trustee for the Indenture.

107*	Filing Fee Table.

*	Filed herewith.
**

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.

***	To be filed in accordance with Trust Indenture Act Section 305(b)(2).

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under an indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, or the Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on October 2, 2026.

AMERICAN INTEGRITY INSURANCE GROUP, INC.

By:	/s/ Robert Ritchie
Name:	Robert Ritchie
Title:	Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of American Integrity Insurance Group, Inc. hereby constitute and appoint Robert Ritchie and David Clark, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert Ritchie Robert Ritchie	Chief Executive Officer and Director (Principal Executive Officer)	October 2, 2026

/s/ Brian Foley Brian Foley	Chief Financial Officer (Principal Financial Officer)	October 2, 2026

/s/ Steve W. Biggs Steve W. Biggs	Chief Accounting Officer (Principal Accounting Officer)	October 2, 2026

/s/ David Clark David Clark	Chairman and Director	October 2, 2026

/s/ Ernest N. Csiszar Ernest N. Csiszar	Director	October 2, 2026

Signature	Title	Date

/s/ Steven B. Mathis Steven B. Mathis	Director	October 2, 2026

/s/ Steven Smathers Steven Smathers	Director	October 2, 2026